SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2011

GOLDLAND HOLDINGS, CO.

(Exact name of registrant as specified in its charter)

Delaware	000-53505	90-0350814
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5709 Manatee Avenue West

Bradenton, Florida 34209

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 21, 2011, the Registrant entered into an Amendment to Lease with Silver Falcon Mining, Inc. (“Silver Falcon”), relating to a Lease between the Registrant and Silver Falcon dated October 11, 2007.  Under the Lease, the Registrant leased Silver Falcon all of the Registrant’s property on War Eagle Mountain, Idaho.  Silver Falcon is obligated to pay the Registrant annual rental of $1,000,000 per year, which is payable at the rate of $83,333.33 per month, a royalty equal to 15% of all minerals produced from the property, and a nonaccountable fee of $10,000 during any month that mineral ore is produced from the property.  The Amendment to Lease provided that the annual lease payments would be deferred for a fourteen month period from November 2010 to December 2011, and the term of the Lease would be extended for an equal amount of time.  Silver Falcon remains obligated to pay any royalties or the nonaccountable fee that accrues during the deferral period. The Registrant agreed to defer the annual lease payments to ensure that Silver Falcon had the liquidity to make necessary capital improvements to the mine site and processing mill.  All of the Registrant’s directors are also officers and directors of Silver Falcon.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2011, the Registrant hired D. Roger Scammell, 64, as president.  At the same time, Mr. Scammell was appointed to the board of directors to fill a newly created seat, and will serve as director until the next annual meeting of shareholders at which directors will be elected.

Mr. Scammell has 40 years experience in the mining and exploration industry worldwide, principally with epithermal gold/silver, polymetallic base metal, combined with nickel and coal deposits.  He was the Country Manager (México) for Teck Corporation and its Mexican subsidiary, Minera Teck S.A. de C.V. from 1992 to 2002.  From May 2004 to December 2010, Mr. Scammell was Vice President of Exploration and later President of Scorpio Mining Corporation and its Mexican subsidiary, Minera Cosalá.  While at Scorpio, he was responsible for the administration and execution of exploration, development and initial production of the Nuestra Señora polymetallic silver mine in Sonora, México, as well as the onsite construction of the 1,000 tons per day flotation mill. Mr. Scammell holds a Bachelor of Science degree in geology from the University of London, England, and is a licensed Professional Geoscientist of Ontario, Canada.  Mr. Scammell also serves as a director of two other mining companies, Southern Silver Exploration Corp (TSX: SSV) and Musgrove Minerals Corp. (TSX: MGS).  Mr. Scammell also agreed to serve as president and a director of Silver Falcon Mining, Inc. (OTC: SFMI), which is an affiliate of the Registrant.

The Registrant entered into an employment agreement with Mr. Scammell effective as of January 1, 2011, which provides as follows:

•

Mr. Scammell serves as our president and as a director.

•

That Mr. Scammell is entitled to a base salary of $100 per year, plus a signing bonus of 2,000,000 shares of the Registrant’s common stock, all of which is to be registered on Form S-8;

•

The term of the agreement is one year, but automatically renews for successive terms equal to the initial term unless it is terminated at least thirty days before any expiration date;

•

Mr. Scammell is entitled to health, dental, long term disability and life insurance, to the extent provided to all of our employees pursuant to such plans and programs that we may adopt from time to time; and

•

Mr. Scammell’s employment is subject to standard provisions requiring that he maintain the confidentiality of our information.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(a)

Financial Statements of businesses acquired:  Not applicable.

(b)

Pro forma financial information: Not applicable.

(c)

Shell company transactions:  Not applicable.

(d)

Exhibits:

10.1

Amendment to Lease dated January 21, 2011

10.2

Employment Agreement with D. Roger Scammell dated January 1, 2011

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDLAND HOLDINGS, CO.
Date: January 26, 2011	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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